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                                                                   Exhibit 20

                       TOYOTA MOTOR CREDIT CORPORATION
    SERVICER'S CERTIFICATE - Toyota Auto Receivables 1997-A Grantor Trust
         Distribution Date of May 15, 1997 for the Collection Period
                    April 1, 1997 through April 30, 1997

A.  ORIGINAL DEAL PARAMETER INPUTS
    ------------------------------
(A) Original Total Portfolio                                  $754,957,553.40
(B) Original Class A Certificate Balance                      $722,871,000.00
(C) Class A Certificate Rate                                            6.45%
(D) Original Class B Certificate Balance                       $20,761,000.00
(E) Class B Certificate Rate                                            6.60%
(F) Original Class C Certificate Balance                       $11,325,553.40
(G) Class C Certificate Rate                                            6.80%
(H) Servicing Fee Rate                                                  1.00%
(I) Original Weighted Average Coupon (WAC)                             10.43%
(J) Original Weighted Average Remaining Term (WAM)               43.14 months
(K) Number of Contracts                                                70,909
(L) Reserve Fund
    (i)    Reserve Fund Initial Deposit Percentage                      0.75%
    (ii)   Reserve Fund Initial Deposit                         $5,662,181.66
    (iii)  Specified Reserve Fund Balance Percent                       0.75%
    (iv)   Specified Reserve Fund Balance                       $5,662,181.66
    (v)    Reserve Fund Floor Percent                                   0.75%
    (vi)   Reserve Fund Floor Amount                            $5,662,181.66
    (vii)  Reserve Fund Floor Trigger Amount                   $39,998,670.56
    (viii) Loss and Delinquency Trigger Percent                         5.50%


B.  INPUTS FROM PREVIOUS MONTHLY SERVICER'S CERTIFICATE
    ---------------------------------------------------
(A) Total Portfolio Outstanding                                         $0.00
(B) Total Portfolio Pool Factor                                     0.0000000
(C) Class A Certificate Balance                                         $0.00
(D) Class A Principal Factor                                        0.0000000
(E) Class B Certificate Balance                                         $0.00
(F) Class B Principal Factor                                        0.0000000
(G) Class C Certificate Balance                                         $0.00
(H) Class C Principal Factor                                        0.0000000
(I) Reserve Fund Balance                                                $0.00
(J) Outstanding Precompute and Interest Advance                         $0.00
(K) Payahead Account Balance                                            $0.00
(L) Cumulative Net Losses for All Prior Periods                         $0.00
(M) Weighted Average Coupon of Remaining Portfolio (WAC)                0.00%
(N) Weighted Average Remaining Term of Remaining Portfolio (WAM)  0.00 months
(O) Number of Contracts                                                     0


C.  INPUTS FROM THE MAINFRAME
    -------------------------
(A) Precomputed Contracts Principal
    (i)   Scheduled Principal Collections                       $7,279,446.67
    (ii)  Prepayments in Full                     504 contracts $4,277,341.71
    (iii) Repurchased Principal                                         $0.00
    (iv)  Payments Behind/Ahead on Repurchased
          Receivables                                                   $0.00
(B) Precomputed Contracts Total Collections                    $14,230,235.71

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(C) Simple Interest Contracts
    (i)   Collected Principal                                   $9,287,315.00
    (ii)  Prepayments in Full                    663 contracts  $6,860,454.21
    (iii) Collected Interest                                    $3,578,210.46
    (iv)  Repurchased Receivables Principal                             $0.00
    (v)   Repurchased Receivables Interest                              $0.00
(D) Payment Advance for Precomputes
    (i)   Reimbursement of Previous Advances                            $0.00
    (ii)  Current Advance Amount                                  $318,064.96
(E) Payment Advance for Simple Interest Contracts
    (i)   Reimbursement of Previous Advances                            $0.00
    (ii)  Current Advance Amount                                  $628,313.76
(F) Payahead Account for Precomputes
    (i)   Payments Applied                                              $0.00
    (ii)  Additional Payaheads                                    $149,775.91
(G) Weighted Average Coupon of Remaining
    Portfolio (WAC)                                                    10.43%
(H) Weighted Average Remaining Maturity of
    Remaining Portfolio (WAM)                                    42.34 months
(I) Remaining Number of Contracts                                      69,741
(J) Delinquent Contracts
                                          Contracts            Amount
                                         -----------   ----------------------
    (i)   31-60 Days Delinquent          915   1.31%   $10,374,980.39   1.43%
    (ii)  61-90 Days Delinquent            4   0.01%       $42,000.69   0.01%
    (iii) Over 90 Days Delinquent          3   0.00%       $36,314.81   0.00%


D.  INPUTS DERIVED FROM OTHER SOURCES
    ---------------------------------
(A) Aggregate Net Losses for Collection Period                      $4,006.00
(B) Liquidated Contracts                                                    1
    (i)   Gross Principal Balance of Liquidated Receivables         $4,440.12
    (ii)  Net Liquidation Proceeds Received During the
          Collection Period                                           $434.12
    (iii) Recoveries on Previously Liquidated Contracts                 $0.00
(C) Number of Vehicles Repossessed During the Collection Period            30

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                       TOYOTA MOTOR CREDIT CORPORATION
    SERVICER'S CERTIFICATE - Toyota Auto Receivables 1997-A Grantor Trust
         Distribution Date of May 15, 1997 for the Collection Period
                    April 1, 1997 through April 30, 1997

I.  COLLECTIONS
    -----------
(A) Principal Payments Received                                $27,704,557.59
(B) Interest Payments Received                                  $6,251,657.79
(C) Net Precomputed Payahead Amount                             ($149,775.91)
(D) Aggregate Net Liquidation Proceeds Received                       $434.12
(E) Principal on Repurchased Contracts                                  $0.00
(F) Interest on Repurchased Contracts                                   $0.00
(G) Total Collections                                          $33,806,873.59
(H) Net Simple Interest Advance Amount                            $628,313.76
(I) Net Precomputed Advance Amount                                $318,064.96
(J) Total Available Amount                                     $34,753,252.31


II. DISTRIBUTIONS
    -------------
(A) Principal Payments Received                                $27,704,557.59
(B) Principal on Repurchased Contracts                                  $0.00
(C) Gross Principal Balance of Liquidated Receivables               $4,440.12
(D) Total Principal Reduction                                  $27,708,997.71
(E) Class A Amount Due
    (i)   Class A Monthly Interest                              $3,885,431.63
    (ii)  Class A Monthly Principal                            $26,531,333.86
    (iii) Interest Carryover Shortfall                                  $0.00
    (iv)  Principal Carryover Shortfall                                 $0.00
    (v)   Total Amount Due                                     $30,416,765.49
(F) Class B Amount Due
    (i)   Class B Monthly Interest                                $114,185.50
    (ii)  Class B Monthly Principal                               $761,985.21
    (iii) Interest Carryover Shortfall                                  $0.00
    (iv)  Principal Carryover Shortfall                                 $0.00
    (v)   Total Amount Due                                        $876,170.71
(G) Class C Amount Due
    (i)   Class C Monthly Interest                                 $64,178.14
    (ii)  Class C Monthly Principal                               $415,678.64
    (iii) Interest Carryover Shortfall                                  $0.00
    (iv)  Principal Carryover Shortfall                                 $0.00
    (v)   Total Amount Due                                        $479,856.78

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(H) Actual Distributions
    (i)    Class A Servicing Fee (Supplemental Servicing
           Fee Received $102,921.16)                              $602,392.50
    (ii)   Class B Servicing Fee (Supplemental Servicing
           Fee Received $3,157.00)                                 $17,300.83
    (iii)  Class C Servicing Fee (Supplemental Servicing
           Fee Received $1,722.00)                                  $9,437.96
    (iv)   Class A Interest                                     $3,885,431.63
    (v)    Class A Principal                                   $26,531,333.86
    (vi)   Class A Interest Carryover Shortfall                         $0.00
    (vii)  Class A Principal Carryover Shortfall                        $0.00
    (viii) Class B Interest                                       $114,185.50
    (ix)   Class B Principal                                      $761,985.21
    (x)    Class B Interest Carryover Shortfall                         $0.00
    (xi)   Class B Principal Carryover Shortfall                        $0.00
    (xii)  Class C Interest                                        $64,178.14
    (xiii) Class C Principal                                      $415,678.64
    (xiv)  Class C Interest Carryover Shortfall                         $0.00
    (xv)   Class C Principal Carryover Shortfall                        $0.00
    (xvi)  Deposit to Reserve Fund                              $2,351,328.04
    (xvii) Total Amount Distributed                            $34,753,252.31
(I) Amount of Draw from Reserve Fund                                    $0.00
(J) Sum of Draw from Reserve Fund and Total Available Amount   $34,753,252.31
(K) End of Period Class A Interest Shortfall                            $0.00
(L) End of Period Class A Principal Shortfall                           $0.00
(M) End of Period Class B Interest Shortfall                            $0.00
(N) End of Period Class B Principal Shortfall                           $0.00
(O) End of Period Class C Interest Shortfall                            $0.00
(P) End of Period Class C Principal Shortfall                           $0.00


III. POOL BALANCES AND PORTFOLIO INFORMATION
     ---------------------------------------
(A) Balances and Principal Factors
                                        Beginning of Period    End of Period
                                        -------------------   ---------------
    (i)    Total Pool Balance               $754,957,553.40   $727,248,555.69
    (ii)   Total Pool Factor                     1.00000000        0.96329728
    (iii)  Class A Certificate Balance      $722,871,000.00   $696,339,666.14
    (iv)   Class A Principal Factor              1.00000000        0.96329728
    (v)    Class B Certificate Balance       $20,761,000.00    $19,999,014.79
    (vi)   Class B Principal Factor              1.00000000        0.96329728
    (vii)  Class C Certificate Balance       $11,325,553.40    $10,909,874.76
    (viii) Class C Principal Factor              1.00000000        0.96329728
(B) Portfolio Information
    (i)    Weighted Average Coupon (WAC)             10.43%            10.43%
    (ii)   Weighted Average Remaining
           Maturity (WAM)                      43.14 months      42.34 months
    (iii)  Remaining Number of Contracts             70,909            69,741
(C) Outstanding Precompute and Simple
    Interest Advance Amount                   $1,877,702.25     $2,824,080.97
(D) Outstanding Paid Ahead                    $2,407,817.37     $2,557,593.28

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IV. RECONCILIATION OF RESERVE FUND
    ------------------------------
(A) Beginning Reserve Fund Balance                              $5,662,181.66
(B) Draw for Class A Amount Due                                         $0.00
(C) Draw for Class B Amount Due                                         $0.00
(D) Draw for Class C Amount Due                                         $0.00
(E) Amount Available for Deposit to the Reserve Fund            $2,351,328.04
(F) Reserve Fund Balance Prior to Release                       $8,013,509.70
(G) Reserve Fund Required Amount                                $5,662,181.66
(H) Reserve Fund Release to Seller                              $2,351,328.04
(I) Ending Reserve Fund Balance                                 $5,662,181.66


V.  NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
    -----------------------------------------
(A) Aggregate Net Losses for Collection Period                      $4,006.00
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables         $4,440.12
    (ii)  Net Liquidation Proceeds Received During the
          Collection Period                                           $434.12
    (iii) Recoveries on Previously Liquidated Contracts                 $0.00
(C) Cumulative Net Losses for all Periods                           $4,006.00
    (i) Number of Contracts                                                 1
(D) Delinquent and Repossessed Contracts
                                           Contracts            Amount
                                          -----------   ----------------------
    (i)   31-60 Days Delinquent           915   1.31%   $10,374,980.39   1.43%
    (ii)  61-90 Days Delinquent             4   0.01%       $42,000.69   0.01%
    (iii) Over 90 Days Delinquent           3   0.00%       $36,314.81   0.00%
    (iv)  Vehicles Repossessed During
          the Collection Period            30      *                 *      *
    (v)   Repossessed Vehicle Inventory    30      *                 *      *
                                                     *-Included Above


VI. TESTS FOR INCREASE IN RESERVE FUND BALANCE
    ------------------------------------------
(A) Ratio of Net Losses to the Pool Balance as of Each
    Collection Period
    (i)   Second Preceding Collection Period                            0.00%
    (ii)  Preceding Collection Period                                   0.00%
    (iii) Current Collection Period                                     0.01%
    (iv)  Three Month Average                                           0.00%
(B) Ratio of Number of Contracts Delinquent 60 Days or More
    to the Outstanding Number of Receivables as of Each
    Collection Period (Includes Repossessions)
    (i)   Second Preceding Collection Period                            0.00%
    (ii)  Preceding Collection Period                                   0.00%
    (iii) Current Collection Period                                     0.01%
    (iv)  Three Month Average                                           0.00%
(C) Loss and Delinquency Trigger Indicator (1.25%)        Trigger Was Not Hit


I hereby certify that the servicing report provided is true and accurate to the best of my knowledge.



/S/ SYLVIA SHULER
---------------------
    Sylvia Shuler